SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

____________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 29, 2003

WASHINGTON MUTUAL, INC.
(Exact name of registrant as specified in its charter)

Washington	1-14667	91-1653725
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1201 Third Avenue Seattle, Washington 98101
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (206) 461-2000

Item 9.  Regulation FD Disclosure.

Registrant issued the following press release on January 29, 2003:

                                                                                                                                                                            January 29, 2003

                                                                                                                                                      FOR IMMEDIATE RELEASE

Washington Mutual to Expense Stock Options

SEATTLE - Washington Mutual, Inc. (NYSE: WM) said it will adopt the prospective method of accounting for the expensing of employee stock options beginning in 2003.

"Stock options will remain an important component of our incentive compensation and we believe our granting of stock options is both appropriate and consistent with our goal of delivering long-term shareholder value," said Kerry Killinger, Chairman, President and CEO. "As a matter of practice, we have consistently and fully disclosed our stock-based compensation programs in previous public disclosures, but feel it is appropriate to include these expenses in our earnings per share calculations going forward."

The company estimates that expensing options will have no material impact on earnings per share in 2003, and will impact EPS by fewer than five cents per share in 2004.

About WaMu

With a history dating back to 1889, Washington Mutual is a growth retailer of consumer financial services that provides a diversified line of products and services to consumers and small- to mid-sized businesses. At December 31, 2002, Washington Mutual and its subsidiaries had assets of $268.30 billion. The company currently operates more than 2,500 consumer banking, mortgage lending, commercial banking, consumer finance and financial services offices throughout the nation. Washington Mutual's press releases are available at www.wamu.com.

# # #

WM
Media Contact:	Alan Guilck (206) 377-3637 alan.gulick@wamu.net

Investor Contacts:	JoAnn DeGrande (206) 461-3186 joann.degrande@wamu.net

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                                                                                     WASHINGTON MUTUAL, INC.

                                                                                           By:    /s/ Fay L. Chapman
                                                                                                     Fay L. Chapman
                                                                                                      Senior  Executive Vice President

Date: January 30, 2003

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